Exhibit 99.1

Neal Goldner
Investor Relations
Marriott Vacations Worldwide Corporation
407.206.6149
Neal.Goldner@mvwc.com
Erica Ettori
Global Communications
Marriott Vacations Worldwide Corporation
407.513.6606
Erica.Ettori@mvwc.com
Marriott Vacations Worldwide (“MVW”) Reports Fourth Quarter
and Full Year 2021 Financial Results and Provides 2022 Outlook
ORLANDO, Fla. – February 23, 2022 – Marriott Vacations Worldwide Corporation (NYSE: VAC) (the “Company”) reported financial results for the fourth quarter and full year 2021 and provided guidance for full year 2022.
“We ended the year on a strong note, growing contract sales by 7% sequentially in the fourth quarter to $406 million, exceeding 2019 levels for the first time since the pandemic started,” said Stephen P. Weisz, chief executive officer. “If the past two years have proven anything, it's that people appreciate their time with family and friends and want to go on vacations. As a company whose sole purpose is providing travelers great vacation experiences, we couldn't be in a better position. Despite the softness we experienced in January and early February due to Omicron, we expect 2022 full-year contract sales to be 13% higher than 2019 levels and 2022 Adjusted EBITDA to be 17% above 2019 levels, both at the midpoint of the guidance ranges, illustrating the recovery of the business and our synergy efforts.”
Fourth Quarter 2021
•Consolidated Vacation Ownership contract sales increased 7% sequentially to $406 million in the fourth quarter of 2021.
•Net income attributable to common shareholders was $61 million, or $1.39 per fully diluted earnings per share.
•Adjusted net income attributable to common shareholders was $103 million and adjusted fully diluted earnings per share was $2.38.
•Adjusted EBITDA increased 6% on a sequential basis to $219 million in the fourth quarter of 2021.
•The Company repurchased 463 thousand shares of its common stock for $74 million at an average price per share of $157.96 and paid a $23 million cash dividend in October, its first since the pandemic began.
•The Company completed its second securitization of 2021, issuing $425 million of vacation ownership loan backed notes at an average weighted interest rate of 1.64% and a 98% gross advance rate.
Full Year 2021 and 2022 Outlook
•Consolidated Vacation Ownership contract sales totaled nearly $1.4 billion for full year 2021.
•Net income attributable to common shareholders was $49 million, or $1.13 per fully diluted earnings per share.

Marriott Vacations Worldwide Reports Fourth Quarter and Full Year 2021 Financial Results / 2
•Adjusted net income attributable to common shareholders was $190 million and adjusted fully diluted earnings per share was $4.40.
•Adjusted EBITDA totaled $657 million for the full year 2021.
•The Company ended 2021 with approximately $1.1 billion of liquidity, including $342 million in cash and cash equivalents.
•The Company generated net cash provided by operating activities of $343 million and Adjusted free cash flow of $417 million.
•The Company expects contract sales in 2022 to be between $1,675 and $1,775 million and Adjusted EBITDA to be between $860 to $920 million, a 35% increase at the midpoint.
Fourth Quarter 2021 Segment Results
Vacation Ownership
Revenues excluding cost reimbursements increased 102% in the fourth quarter of 2021 compared to the prior year and increased 8% sequentially as occupancies continued to improve. Sale of vacation ownership products was $364 million in the quarter, a 10% improvement over the third quarter of 2021, and rental revenue increased 13% compared to the third quarter of 2021.
Vacation Ownership segment financial results were $205 million in the fourth quarter of 2021, and segment Adjusted EBITDA increased 8% on a sequential basis to $234 million, with segment Adjusted EBITDA margin expanding approximately 130 basis points compared to 2019.
Exchange & Third-Party Management
Revenues excluding cost reimbursements increased 8% in the fourth quarter of 2021 compared to the prior year and decreased 6% sequentially. Interval International active members declined 1% compared to the third quarter of 2021 to 1.3 million and Average revenue per member was largely unchanged on a sequential basis.
Exchange & Third-Party Management segment financial results were $22 million in the fourth quarter of 2021, and segment Adjusted EBITDA was $31 million.
Corporate and Other
General and administrative costs increased $19 million in the fourth quarter of 2021 compared to the prior year as a result of higher salary and wages costs, higher bonus expense, higher legal spending, and a decrease in credits related to incentives under the CARES Act. On a sequential basis, Corporate and Other remained relatively unchanged.
Balance Sheet and Liquidity
The Company ended the year with approximately $1.1 billion in liquidity, including $342 million of cash and cash equivalents, $113 million of gross notes receivable that were eligible for securitization, and $598 million of available capacity under its revolving credit facility.
The Company had $4.5 billion in debt outstanding, net of unamortized debt issuance costs, at the end of the fourth quarter of 2021, an increase of $219 million from year-end 2020. This debt included $2.6 billion of corporate debt and $1.9 billion of non-recourse debt related to its securitized notes receivable.
The Company completed its second securitization of 2021, issuing $425 million of vacation ownership loan backed notes at an average weighted interest rate of 1.64% and a 98% gross advance rate. Of the $425 million in total proceeds from the transaction, approximately $107 million was used to repay all outstanding amounts previously drawn under its Warehouse Credit Facility, approximately $8 million was used to pay transaction expenses and fund required reserves, and the remaining proceeds are being used for general corporate purposes.

Marriott Vacations Worldwide Reports Fourth Quarter and Full Year 2021 Financial Results / 3
2022 Outlook (in millions)
The Financial Schedules that follow reconcile the non-GAAP financial measures set forth below to the following full year 2022 expected GAAP results for the Company. The Company’s 2022 guidance does not include any additional impact from the pandemic, potential new variants of COVID-19 or any actions taken in response to the pandemic that could have a material impact on demand for the Company’s products and services.

Income before income taxes attributable to common shareholders	$443	to	$483
Net income attributable to common shareholders	$317	to	$347
Fully diluted EPS	$6.52	to	$7.14
Net cash, cash equivalents and restricted cash provided by operating activities	$300	to	$309
The Company is providing guidance as reflected in the chart below for the full year 2022:

Contract sales	$1,675	to	$1,775
Adjusted EBITDA	$860	to	$920
Adjusted pretax net income	$585	to	$645
Adjusted net income attributable to common shareholders	$424	to	$469
Adjusted fully diluted EPS	$8.72	to	$9.65
Adjusted free cash flow	$560	to	$640
Non-GAAP Financial Information
Non-GAAP financial measures, such as Adjusted net income or loss attributable to common shareholders, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted pretax net income, Adjusted fully diluted earnings per share, Adjusted development profit, Adjusted development profit margin, Adjusted free cash flow, and other adjusted financial measures, are reconciled and adjustments are shown and described in further detail in the Financial Schedules that follow.
Fourth Quarter 2021 Financial Results Conference Call
The Company will hold a conference call on February 24, 2022 at 8:30 a.m. ET to discuss these financial results and provide an update on business conditions. Participants may access the call by dialing (877) 407-8289 or (201) 689-8341 for international callers. A live webcast of the call will also be available in the Investor Relations section of the Company's website at ir.mvwc.com. An audio replay of the conference call will be available for 30 days on the Company’s website.
About Marriott Vacations Worldwide Corporation
Marriott Vacations Worldwide Corporation is a leading global vacation company that offers vacation ownership, exchange, rental and resort and property management, along with related businesses, products and services. The Company has over 120 vacation ownership resorts and approximately 700,000 owner families in a diverse portfolio that includes some of the most iconic vacation ownership brands. The Company also operates exchange networks and membership programs comprised of nearly 3,200 affiliated resorts in over 90 nations, as well as provides management services to over 150 other resorts and lodging properties. As a leader and innovator in the vacation industry, the Company upholds the highest standards of excellence in serving its customers, investors and associates while maintaining exclusive, long-term relationships with Marriott International, Inc. and Hyatt Hotels Corporation for the development, sales and marketing of vacation ownership products and services. For more information, please visit www.marriottvacationsworldwide.com.
Note on forward-looking statements
This press release and accompanying schedules contain “forward looking statements” within the meaning of federal securities laws, including statements about guidance for fiscal 2022, that are not historical facts. The Company cautions you that these statements are not guarantees of future performance and are subject to numerous

Marriott Vacations Worldwide Reports Fourth Quarter and Full Year 2021 Financial Results / 4
and evolving risks and uncertainties that we may not be able to predict or assess, such as: the effects of the COVID-19 pandemic, including reduced demand for vacation ownership and exchange products and services, volatility in the international and national economy and credit markets, worker absenteeism, quarantines or other government-imposed travel or health-related restrictions; the length and severity of the COVID-19 pandemic, including its short and longer-term impact on the demand for travel and on consumer confidence; the impact of the availability and distribution of effective vaccines on the demand for travel and consumer confidence; the effectiveness of available vaccines against variants of the virus, including the Delta and Omicron variants; the pace of recovery following the COVID-19 pandemic or as effective treatments or vaccines become widely available; competitive conditions; the availability of capital to finance growth; the effects of steps we have taken and may continue to take to reduce operating costs and/or enhance health and cleanliness protocols at our resorts due to the COVID-19 pandemic; political or social strife, and other matters referred to under the heading “Risk Factors” contained in our most recent Annual Report on Form 10-K, and which may be discussed in our periodic filings with the U.S. Securities and Exchange Commission (the “SEC”) and in subsequent SEC filings, any of which could cause actual results to differ materially from those expressed or implied herein. These statements are made as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.
Financial Schedules Follow

MARRIOTT VACATIONS WORLDWIDE CORPORATION
FINANCIAL SCHEDULES
QUARTER 4, 2021

MARRIOTT VACATIONS WORLDWIDE CORPORATION
SUMMARY FINANCIAL INFORMATION
(In millions, except VPG, total active members, average revenue per member and per share amounts)

	Quarter Ended		Change %	Fiscal Year Ended		Change %
	December 31, 2021	December 31, 2020		December 31, 2021	December 31, 2020
Key Measures
Total consolidated contract sales	$406	$178	128%	$1,374	$654	110%
VPG	$4,305	$3,826	13%	$4,356	$3,767	16%
Tours	89,495	44,161	103%	299,364	162,678	84%
Total active members (000's)(1)	1,296	1,518	(15%)	1,296	1,518	(15%)
Average revenue per member(1)	$42.93	$36.62	17%	$179.48	$144.97	24%

GAAP Measures
Revenues	$1,100	$747	47%	$3,890	$2,886	35%
Income (loss) before income taxes and noncontrolling interests	$70	$(24)	NM	$127	$(340)	NM
Net income (loss) attributable to common shareholders	$61	$(37)	NM	$49	$(275)	NM
Earnings (loss) per share - diluted	$1.39	$(0.88)	NM	$1.13	$(6.65)	NM

Non-GAAP Measures **
Adjusted EBITDA	$219	$72	NM	$657	$235	NM
Adjusted pretax income (loss)	$131	$5	NM	$296	$(18)	NM
Adjusted net income (loss) attributable to common shareholders	$103	$(3)	NM	$190	$(19)	NM
Adjusted earnings (loss) per share - diluted	$2.38	$(0.05)	NM	$4.40	$(0.45)	NM

(1) Includes members at the end of each period for the Interval International exchange network only.

ADJUSTED EBITDA BY SEGMENT
(In millions)

	Quarter Ended		Change %	Fiscal Year Ended		Change %
	December 31, 2021	December 31, 2020		December 31, 2021	December 31, 2020
Vacation Ownership	$234	$73	NM	$699	$229	NM
Exchange & Third-Party Management	31	28	14%	144	119	23%
Segment Adjusted EBITDA**	265	101	NM	843	348	NM
General and administrative	(46)	(27)	(59%)	(186)	(118)	(58%)
Consolidated Property Owners’ Associations	—	(2)	NM	—	5	NM
Adjusted EBITDA**	$219	$72	NM	$657	$235	NM

** Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NM - Not meaningful

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts)

	Quarter Ended		Fiscal Year Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
REVENUES
Sale of vacation ownership products	$364	$137	$1,153	$546
Management and exchange	217	207	855	755
Rental	146	67	486	276
Financing	72	61	268	267
Cost reimbursements	301	275	1,128	1,042
TOTAL REVENUES	1,100	747	3,890	2,886
EXPENSES
Cost of vacation ownership products	72	40	250	150
Marketing and sales	178	89	617	386
Management and exchange	140	133	521	475
Rental	97	76	344	321
Financing	24	22	88	107
General and administrative	61	33	227	154
Depreciation and amortization	34	30	146	123
Litigation charges	2	2	10	6
Restructuring	—	5	—	25
Royalty fee	28	23	106	95
Impairment	(2)	2	3	100
Cost reimbursements	301	275	1,128	1,042
TOTAL EXPENSES	935	730	3,440	2,984
(Losses) gains and other (expense) income, net	(24)	16	(51)	(26)
Interest expense	(36)	(38)	(164)	(150)
Transaction and integration costs	(35)	(19)	(110)	(66)
Other	—	—	2	—
INCOME (LOSS) BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	70	(24)	127	(340)
(Provision for) benefit from income taxes	(11)	(7)	(74)	84
NET INCOME (LOSS)	59	(31)	53	(256)
Net loss (income) attributable to noncontrolling interests	2	(6)	(4)	(19)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$61	$(37)	$49	$(275)

EARNINGS (LOSS) PER SHARE ATTRIBUTABLE TO COMMON SHAREHOLDERS
Basic	$1.42	$(0.88)	$1.15	$(6.65)
Diluted	$1.39	$(0.88)	$1.13	$(6.65)

NOTE: Basic and diluted earnings or loss per share are calculated using whole dollars.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
REVENUES AND PROFIT BY SEGMENT
for the three months ended December 31, 2021
(In millions)

	Reportable Segment		Corporate and Other	Total
	Vacation Ownership	Exchange & Third-Party Management
REVENUES
Sales of vacation ownership products	$364	$—	$—	$364
Management and exchange(1)
Ancillary revenues	53	1	—	54
Management fee revenues	41	8	(4)	45
Exchange and other services revenues	33	45	40	118
Management and exchange	127	54	36	217
Rental	138	8	—	146
Financing	72	—	—	72
Cost reimbursements(1)	320	9	(28)	301
TOTAL REVENUES	$1,021	$71	$8	$1,100

PROFIT
Development(2)	$114	$—	$—	$114
Management and exchange(1)	63	22	(8)	77
Rental(1)	32	8	9	49
Financing	48	—	—	48
TOTAL PROFIT	257	30	1	288

OTHER
General and administrative	—	—	(61)	(61)
Depreciation and amortization	(23)	(8)	(3)	(34)
Litigation charges	(2)	—	—	(2)
Royalty fee	(28)	—	—	(28)
Impairment	—	—	2	2
Gains (losses) and other income (expense), net	1	—	(25)	(24)
Interest expense	—	—	(36)	(36)
Transaction and integration costs	—	—	(35)	(35)
INCOME (LOSS) BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	205	22	(157)	70
Provision for income taxes	—	—	(11)	(11)
NET INCOME (LOSS)	205	22	(168)	59
Net loss attributable to noncontrolling interests	—	—	2	2
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$205	$22	$(166)	$61

(1) Amounts included in Corporate and other represent the impact of the consolidation of certain owners’ associations under the relevant accounting guidance, which represents the portion related to individual or third-party vacation ownership interest (“VOI”) owners.

(2) The Company previously used the term Development margin to refer to revenues from the Sale of vacation ownership products less the Cost of vacation ownership products and marketing and sales costs. Beginning in the first quarter of 2021, the Company now refers to this financial measure as Development Profit. While the calculation remains unchanged, the Company believes the revised term better depicts the financial results being presented.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
REVENUES AND PROFIT BY SEGMENT
for the three months ended December 31, 2020
(In millions)

	Reportable Segment		Corporate and Other	Total
	Vacation Ownership	Exchange & Third-Party Management
REVENUES
Sales of vacation ownership products	$137	$—	$—	$137
Management and exchange(1)
Ancillary revenues	20	—	—	20
Management fee revenues	36	3	(8)	31
Exchange and other services revenues	33	48	75	156
Management and exchange	89	51	67	207
Rental	59	8	—	67
Financing	61	—	—	61
Cost reimbursements(1)	300	14	(39)	275
TOTAL REVENUES	$646	$73	$28	$747

PROFIT
Development(2)	$8	$—	$—	$8
Management and exchange(1)	58	22	(6)	74
Rental(1)	(24)	5	10	(9)
Financing	39	—	—	39
TOTAL PROFIT	81	27	4	112

OTHER
General and administrative	—	—	(33)	(33)
Depreciation and amortization	(18)	(8)	(4)	(30)
Litigation charges	(2)	—	—	(2)
Restructuring	(4)	(1)	—	(5)
Royalty fee	(23)	—	—	(23)
Impairment	(2)	—	—	(2)
Gains and other income, net	—	3	13	16
Interest expense	—	—	(38)	(38)
Transaction and integration costs	—	—	(19)	(19)
INCOME (LOSS) BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	32	21	(77)	(24)
Provision for income taxes	—	—	(7)	(7)
NET INCOME (LOSS)	32	21	(84)	(31)
Net income attributable to noncontrolling interests(1)	—	—	(6)	(6)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$32	$21	$(90)	$(37)

(1) Amounts included in Corporate and other represent the impact of the consolidation of certain owners’ associations under the relevant accounting guidance, which represents the portion related to individual or third-party VOI owners.

(2) The Company previously used the term Development margin to refer to revenues from the Sale of vacation ownership products less the Cost of vacation ownership products and marketing and sales costs. Beginning in the first quarter of 2021, the Company now refers to this financial measure as Development Profit. While the calculation remains unchanged, the Company believes the revised term better depicts the financial results being presented.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
REVENUES AND PROFIT BY SEGMENT
for the twelve months ended December 31, 2021
(In millions)

	Reportable Segment		Corporate and Other	Total
	Vacation Ownership	Exchange & Third-Party Management
REVENUES
Sales of vacation ownership products	$1,153	$—	$—	$1,153
Management and exchange(1)
Ancillary revenues	188	3	—	191
Management fee revenues	158	32	(19)	171
Exchange and other services revenues	124	198	171	493
Management and exchange	470	233	152	855
Rental	446	40	—	486
Financing	268	—	—	268
Cost reimbursements(1)	1,202	47	(121)	1,128
TOTAL REVENUES	$3,539	$320	$31	$3,890

PROFIT
Development(2)	$286	$—	$—	$286
Management and exchange(1)	270	102	(38)	334
Rental(1)	52	40	50	142
Financing	180	—	—	180
TOTAL PROFIT	788	142	12	942

OTHER
General and administrative	—	—	(227)	(227)
Depreciation and amortization	(89)	(48)	(9)	(146)
Litigation charges	(9)	—	(1)	(10)
Restructuring	—	(1)	1	—
Royalty fee	(106)	—	—	(106)
Impairment	—	—	(3)	(3)
Gains (losses) and other income (expense), net	1	—	(52)	(51)
Interest expense	—	—	(164)	(164)
Transaction and integration costs	(2)	—	(108)	(110)
Other	2	—	—	2
INCOME (LOSS) BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	585	93	(551)	127
Provision for income taxes	—	—	(74)	(74)
NET INCOME (LOSS)	585	93	(625)	53
Net income attributable to noncontrolling interests(1)	—	—	(4)	(4)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$585	$93	$(629)	$49

(1) Amounts included in Corporate and other represent the impact of the consolidation of certain owners’ associations under the relevant accounting guidance, which represents the portion related to individual or third-party VOI owners.

(2) The Company previously used the term Development margin to refer to revenues from the Sale of vacation ownership products less the Cost of vacation ownership products and marketing and sales costs. Beginning in the first quarter of 2021, the Company now refers to this financial measure as Development Profit. While the calculation remains unchanged, the Company believes the revised term better depicts the financial results being presented.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
REVENUES AND PROFIT BY SEGMENT
for the twelve months ended December 31, 2020
(In millions)

	Reportable Segment		Corporate and Other	Total
	Vacation Ownership	Exchange & Third-Party Management
REVENUES
Sales of vacation ownership products	$546	$—	$—	$546
Management and exchange(1)
Ancillary revenues	89	1	—	90
Management fee revenues	149	17	(22)	144
Exchange and other services revenues	118	193	210	521
Management and exchange	356	211	188	755
Rental	239	37	—	276
Financing	265	2	—	267
Cost reimbursements(1)	1,124	59	(141)	1,042
TOTAL REVENUES	$2,530	$309	$47	$2,886

PROFIT
Development(2)	$10	$—	$—	$10
Management and exchange(1)	220	89	(29)	280
Rental(1)	(124)	26	53	(45)
Financing	159	1	—	160
TOTAL PROFIT	265	116	24	405

OTHER
General and administrative	—	—	(154)	(154)
Depreciation and amortization	(79)	(32)	(12)	(123)
Litigation charges	(6)	—	—	(6)
Restructuring	(15)	(4)	(6)	(25)
Royalty fee	(95)	—	—	(95)
Impairment	(8)	(92)	—	(100)
Gains (losses) and other income (expense), net	12	(2)	(36)	(26)
Interest expense	—	—	(150)	(150)
Transaction and integration costs	(3)	—	(63)	(66)
INCOME (LOSS) BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	71	(14)	(397)	(340)
Benefit from income taxes	—	—	84	84
NET INCOME (LOSS)	71	(14)	(313)	(256)
Net income attributable to noncontrolling interests(1)	—	—	(19)	(19)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$71	$(14)	$(332)	$(275)

(1) Amounts included in Corporate and other represent the impact of the consolidation of certain owners’ associations under the relevant accounting guidance, which represents the portion related to individual or third-party VOI owners.

(2) The Company previously used the term Development margin to refer to revenues from the Sale of vacation ownership products less the Cost of vacation ownership products and marketing and sales costs. Beginning in the first quarter of 2021, the Company now refers to this financial measure as Development Profit. While the calculation remains unchanged, the Company believes the revised term better depicts the financial results being presented.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
ADJUSTED NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS AND
ADJUSTED EARNINGS PER SHARE - DILUTED
(In millions, except per share amounts)

	Quarter Ended		Fiscal Year Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Net income (loss) attributable to common shareholders	$61	$(37)	$49	$(275)
Provision for (benefit from) income taxes	11	7	74	(84)
Income (loss) before income taxes attributable to common shareholders	72	(30)	123	(359)
Certain items:(1)
Litigation charges	2	2	10	6
Losses (gains) and other expense (income), net	24	(16)	51	26
Transaction and integration costs	35	19	110	66
Impairment charges	(2)	2	3	100
Purchase accounting adjustments(2)	3	14	10	61
COVID-19 related adjustments	—	13	(2)	77
Other(3)	(3)	1	(9)	5
Adjusted pretax income (loss) **	131	5	296	(18)
Provision for income taxes	(28)	(8)	(106)	(1)
Adjusted net income (loss) attributable to common shareholders**	$103	$(3)	$190	$(19)
Diluted shares	43.6	41.3	43.3	41.3
Adjusted earnings (loss) per share - Diluted **	$2.38	$(0.05)	$4.40	$(0.45)

** Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

(1) See further details on A-8.

(2) Includes certain items included in depreciation and amortization for the three and twelve months ended December 31, 2020.

(3) 2021 amounts include eliminating the impact of consolidating property owners’ associations.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
ADJUSTED EBITDA
(In millions)

	Quarter Ended		Fiscal Year Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$61	$(37)	$49	$(275)
Interest expense	36	38	164	150
Provision for (benefit from) income taxes	11	7	74	(84)
Depreciation and amortization	34	30	146	123
EBITDA	142	38	433	(86)
Share-based compensation	18	13	51	37
Certain items before income taxes:
Litigation charges	2	2	10	6
Losses (gains) and other expense (income), net
Dispositions	—	—	—	(1)
Hurricane business interruption insurance claims	—	—	—	(4)
Various tax related matters	(1)	—	(7)	26
Redemption premium from debt repayment	19	—	55	—
Foreign currency translation	4	(14)	—	11
Other	2	(2)	3	(6)
Transaction and integration costs	35	19	110	66
Impairment charges	(2)	2	3	100
Purchase accounting adjustments	3	—	10	4
COVID-19 related adjustments:
Sales reserve adjustment, net	—	13	—	50
Accrual for health and welfare costs for furloughed associates	—	(5)	(2)	2
Restructuring	—	5	—	25
Other(1)	(3)	1	(9)	5
ADJUSTED EBITDA**	$219	$72	$657	$235

** Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

(1) 2021 amounts include eliminating the impact of consolidating property owners’ associations.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CONSOLIDATED CONTRACT SALES TO ADJUSTED DEVELOPMENT PROFIT
(In millions)

	Quarter Ended		Fiscal Year Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Consolidated contract sales	$406	$178	$1,374	$654
Less resales contract sales	(7)	(3)	(26)	(12)
Consolidated contract sales, net of resales	399	175	1,348	642
Plus:
Settlement revenue	7	2	28	14
Resales revenue	4	1	12	7
Revenue recognition adjustments:
Reportability	7	10	(44)	58
Sales reserve	(28)	(39)	(101)	(129)
Other(1)	(25)	(12)	(90)	(46)
Sale of vacation ownership products	364	137	1,153	546
Less:
Cost of vacation ownership products	(72)	(40)	(250)	(150)
Marketing and sales	(178)	(89)	(617)	(386)
Development profit	114	8	286	10
Revenue recognition reportability adjustment	(6)	(7)	32	(39)
Other(2)	3	13	12	43
Adjusted development profit **	$111	$14	$330	$14
Development profit margin(3)	31.3%	5.9%	24.8%	1.8%
Adjusted development profit margin(3)	31.1%	10.0%	27.6%	2.6%

** Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

(1) Adjustment for sales incentives that will not be recognized as Sale of vacation ownership products revenue and other adjustments to Sale of vacation ownership products revenue.

(2) Primarily includes purchases price adjustments for the three and twelve months ended December 31, 2021, as well as a sales reserve charge related to the COVID-19 pandemic and purchase accounting adjustments for the three and twelve months ended December 31, 2020.

(3) Development profit margin represents Development profit divided by Sale of vacation ownership products. Adjusted development profit margin represents Adjusted development profit divided by Sale of vacation ownership products revenue after adjusting for revenue reportability and other charges.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(In millions)
VACATION OWNERSHIP SEGMENT ADJUSTED EBITDA

	Quarter Ended		Fiscal Year Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
SEGMENT FINANCIAL RESULTS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$205	$32	$585	$71
Depreciation and amortization	23	18	89	79
Share-based compensation expense	2	2	6	6
Certain items:
Litigation charges	2	2	9	6
Gains and other income, net:
Dispositions	—	—	—	(6)
Hurricane business interruption net insurance proceeds	—	—	—	(4)
Foreign currency translation	—	—	—	(1)
Other	(1)	—	(1)	(1)
Transaction and integration costs	—	—	2	3
Impairment charges	—	2	—	8
Purchase price adjustments	3	—	10	3
COVID-19 related adjustments:
Sales reserve adjustment, net	—	13	—	50
Restructuring	—	4	—	15
Other	—	—	(1)	—
SEGMENT ADJUSTED EBITDA **	$234	$73	$699	$229
EXCHANGE & THIRD-PARTY MANAGEMENT SEGMENT ADJUSTED EBITDA

	Quarter Ended		Fiscal Year Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
SEGMENT FINANCIAL RESULTS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$22	$21	$93	$(14)
Depreciation and amortization	8	8	48	32
Share-based compensation expense	1	1	2	2
Certain items:
(Gains) losses and other (income) expense, net:
Dispositions	—	—	—	5
Foreign currency translation	—	(2)	—	—
Other	—	(1)	—	(3)
Impairment charges	—	—	—	92
Purchase price adjustments	—	—	—	1
COVID-19 related adjustments:
Restructuring	—	1	1	4
SEGMENT ADJUSTED EBITDA **	$31	$28	$144	$119

** Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CONSOLIDATED BALANCE SHEETS
FISCAL YEAR-END 2021 AND 2020
(In millions, except share and per share data)

	2021	2020
ASSETS
Cash and cash equivalents	$342	$524
Restricted cash (including $139 and $68 from VIEs, respectively)	461	468
Accounts receivable, net (including $12 and $11 from VIEs, respectively)	279	276
Vacation ownership notes receivable, net (including $1,662 and $1,493 from VIEs, respectively)	2,045	1,840
Inventory	719	759
Property and equipment, net	1,136	791
Goodwill	3,150	2,817
Intangibles, net	993	952
Other (including $76 and $54 from VIEs, respectively)	488	471
TOTAL ASSETS	$9,613	$8,898

LIABILITIES AND EQUITY
Accounts payable	$265	$209
Advance deposits	160	147
Accrued liabilities (including $2 and $1 from VIEs, respectively)	345	349
Deferred revenue	453	488
Payroll and benefits liability	201	157
Deferred compensation liability	142	127
Securitized debt, net (including $1,877 and $1,604 from VIEs, respectively)	1,856	1,588
Debt, net	2,631	2,680
Other	224	197
Deferred taxes	350	274
TOTAL LIABILITIES	6,627	6,216
Preferred stock — $0.01 par value; 2,000,000 shares authorized; none issued or outstanding	—	—
Common stock — $0.01 par value; 100,000,000 shares authorized; 75,519,049 and 75,279,061 shares issued, respectively	1	1
Treasury stock — at cost; 33,235,671 and 34,184,813 shares, respectively	(1,356)	(1,334)
Additional paid-in capital	4,072	3,760
Accumulated other comprehensive loss	(16)	(48)
Retained earnings	275	272
TOTAL MVW SHAREHOLDERS' EQUITY	2,976	2,651
Noncontrolling interests	10	31
TOTAL EQUITY	2,986	2,682
TOTAL LIABILITIES AND EQUITY	$9,613	$8,898
The abbreviation VIEs above means Variable Interest Entities.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
FISCAL YEARS 2021 AND 2020
(In millions)

	2021	2020
OPERATING ACTIVITIES
Net income (loss)	$53	$(256)
Adjustments to reconcile net income (loss) to net cash, cash equivalents, and restricted cash provided by operating activities:
Depreciation and amortization of intangibles	146	123
Amortization of debt discount and issuance costs	56	22
Vacation ownership notes receivable reserve	101	150
Share-based compensation	51	36
Impairment charges	3	100
Gain on disposal of property and equipment, net	—	(4)
Deferred income taxes	34	(38)
Net change in assets and liabilities, net of the effects of acquisition:
Accounts receivable	—	21
Vacation ownership notes receivable originations	(750)	(377)
Vacation ownership notes receivable collections	686	620
Inventory	61	18
Other assets	(46)	44
Accounts payable, advance deposits and accrued liabilities	42	(146)
Deferred revenue	88	59
Payroll and benefit liabilities	35	(29)
Deferred compensation liability	22	17
Other liabilities	27	—
Deconsolidation of certain Consolidated Property Owners' Associations	(168)	—
Purchase of vacation ownership units for future transfer to inventory	(98)	(61)
Net cash, cash equivalents, and restricted cash provided by operating activities	343	299
INVESTING ACTIVITIES
Acquisition of a business, net of cash and restricted cash acquired	(157)	—
Capital expenditures for property and equipment (excluding inventory)	(47)	(41)
Purchase of company owned life insurance	(14)	(6)
Dispositions, net	3	15
Other, net	2	—
Net cash, cash equivalents, and restricted cash used in investing activities	(213)	(32)

Continued

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
FISCAL YEARS 2021 AND 2020
(In millions)

	2021	2020
FINANCING ACTIVITIES
Borrowings from securitization transactions	957	690
Repayment of debt related to securitization transactions	(868)	(960)
Proceeds from debt	1,111	1,166
Repayments of debt	(1,339)	(705)
Purchase of convertible note hedges	(100)	—
Proceeds from issuance of warrants	70	—
Payment of debt issuance costs	(22)	(14)
Finance lease payment	(5)	(11)
Repurchase of common stock	(78)	(82)
Payment of dividends	(23)	(45)
Payment of withholding taxes on vesting of restricted stock units	(20)	(16)
Net cash, cash equivalents, and restricted cash (used in) provided by financing activities	(317)	23
Effect of changes in exchange rates on cash, cash equivalents, and restricted cash	(2)	1
Change in cash, cash equivalents, and restricted cash	(189)	291
Cash, cash equivalents, and restricted cash, beginning of year	992	701
Cash, cash equivalents, and restricted cash, end of year	$803	$992

MARRIOTT VACATIONS WORLDWIDE CORPORATION
2022 ADJUSTED NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS AND ADJUSTED EARNINGS PER SHARE - DILUTED OUTLOOK
(In millions, except per share amounts)
(Unaudited)

	Fiscal Year 2022 (low)	Fiscal Year 2022 (high)
Net income attributable to common shareholders	$317	$347
Provision for income taxes	126	136
Income before income taxes attributable to common shareholders	443	483
Certain items(1)	142	162
Adjusted pretax income **	585	645
Provision for income taxes	(161)	(176)
Adjusted net income attributable to common shareholders **	$424	$469
Earnings per share - Diluted(2)	$6.52	$7.14
Adjusted earnings per share - Diluted ** (2)	$8.72	$9.65
Diluted shares(2)	48.6	48.6

** Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

(1) Certain items adjustment includes $120 to $140 million of anticipated transaction and integration costs and $22 million of anticipated purchase accounting adjustments.

(2) Earnings per share - Diluted, Adjusted earnings per share - Diluted, and Diluted shares outlook includes the impact of share repurchase activity only through February 18, 2022.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
2022 ADJUSTED EBITDA OUTLOOK
(In millions)

	Fiscal Year 2022 (low)	Fiscal Year 2022 (high)
Net income attributable to common shareholders	$317	$347
Interest expense	107	107
Provision for income taxes	126	136
Depreciation and amortization	127	127
Share-based compensation	41	41
Certain items(1)	142	162
Adjusted EBITDA **	$860	$920

** Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

(1) Certain items adjustment includes $120 to $140 million of anticipated transaction and integration costs and $22 million of anticipated purchase accounting adjustments.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
2022 ADJUSTED FREE CASH FLOW OUTLOOK
(In millions)
(Unaudited)

	Fiscal Year 2022 (low)	Fiscal Year 2022 (high)
Net cash, cash equivalents and restricted cash provided by operating activities	$300	$309
Capital expenditures for property and equipment (excluding inventory)	(75)	(85)
Borrowings from securitization transactions	859	894
Repayment of debt related to securitizations	(684)	(699)
Free cash flow **	400	419
Adjustments:
Net change in borrowings available from the securitization of eligible vacation ownership notes receivable(1)	82	128
Certain items(2)	92	108
Change in restricted cash	(14)	(15)
Adjusted free cash flow **	$560	$640

** Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

(1) Represents the net change in borrowings available from the securitization of eligible vacation ownership notes receivable between the 2021 and 2022 year ends.

(2) Certain items adjustment includes the after-tax impact of anticipated transaction and integration costs.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
QUARTERLY OPERATING METRICS
(Contract sales in millions)

	Year	Quarter Ended				Full Year
		March 31	June 30	September 30	December 31
Vacation Ownership
Consolidated Contract Sales
	2021	$226	$362	$380	$406	$1,374
	2020	$306	$30	$140	$178	$654
	2019	$354	$386	$390	$394	$1,524

VPG
	2021	$4,644	$4,304	$4,300	$4,305	$4,356
	2020	$3,680	$3,717	$3,904	$3,826	$3,767
	2019	$3,350	$3,299	$3,461	$3,499	$3,403

Tours
	2021	45,871	79,900	84,098	89,495	299,364
	2020	79,131	6,216	33,170	44,161	162,678
	2019	99,957	111,241	107,401	108,272	426,871

Exchange & Third-Party Management
Total active members (000's)(1)	2021	1,479	1,321	1,313	1,296	1,296
	2020	1,636	1,571	1,536	1,518	1,518
	2019	1,694	1,691	1,701	1,670	1,670

Average revenue per member(1)	2021	$47.13	$46.36	$42.95	$42.93	$179.48
	2020	$41.37	$30.17	$36.76	$36.62	$144.97
	2019	$46.24	$43.23	$40.89	$38.38	$168.73

(1) Includes members at the end of each period for the Interval International exchange network only.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
NON-GAAP FINANCIAL MEASURES
In our press release and schedules, and on the related conference call, we report certain financial measures that are not prescribed by GAAP. We discuss our reasons for reporting these non-GAAP financial measures below, and the financial schedules included herein reconcile the most directly comparable GAAP financial measure to each non-GAAP financial measure that we report (identified by a double asterisk (“**”) on the preceding pages). Although we evaluate and present these non-GAAP financial measures for the reasons described below, please be aware that these non-GAAP financial measures have limitations and should not be considered in isolation or as a substitute for revenues, net income or loss attributable to common shareholders, earnings or loss per share or any other comparable operating measure prescribed by GAAP. In addition, other companies in our industry may calculate these non-GAAP financial measures differently than we do or may not calculate them at all, limiting their usefulness as comparative measures.
Certain Items Excluded from Adjusted Net Income or Loss Attributable to Common Shareholders, Adjusted EBITDA, Adjusted Development Profit and Adjusted Development Profit Margin
We evaluate non-GAAP financial measures, including Adjusted pretax income or loss, Adjusted net income or loss attributable to common shareholders, Adjusted EBITDA, Adjusted segment EBITDA, Adjusted development profit and Adjusted development profit margin, that exclude certain items in the quarters and fiscal years ended December 31, 2021 and December 31, 2020, and believe these measures provide useful information to investors because these non-GAAP financial measures allow for period-over-period comparisons of our on-going core operations before the impact of these items. These non-GAAP financial measures also facilitate our comparison of results from our on-going core operations before these items with results from other vacation ownership companies.
Adjusted Development Profit (Adjusted Sale of Vacation Ownership Products Net of Expenses) and Adjusted Development Profit Margin
We evaluate Adjusted development profit (Adjusted sale of vacation ownership products, net of expenses) and Adjusted development profit margin as indicators of operating performance. Adjusted development profit and Adjusted development profit margin adjust Sale of vacation ownership products revenues for the impact of revenue reportability, includes corresponding adjustments to Cost of vacation ownership products associated with the change in revenues from the Sale of vacation ownership products, and may include adjustments for certain items as itemized on A-8, as necessary. We evaluate Adjusted development profit and Adjusted development profit margin and believe it provides useful information to investors because it allows for period-over-period comparisons of our on-going core operations before the impact of revenue reportability and certain items to our Development profit and Development profit margin.
Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“EBITDA”) and Adjusted EBITDA
EBITDA, a financial measure that is not prescribed by GAAP, is defined as earnings, or net income or loss attributable to common shareholders, before interest expense (excluding consumer financing interest expense associated with term loan securitization transactions), income taxes, depreciation and amortization. Adjusted EBITDA reflects additional adjustments for certain items, as itemized in the discussion of Adjusted EBITDA in the preceding pages, and excludes share-based compensation expense to address considerable variability among companies in recording compensation expense because companies use share-based payment awards differently, both in the type and quantity of awards granted. For purposes of our EBITDA and Adjusted EBITDA calculations, we do not adjust for consumer financing interest expense associated with term loan securitization transactions because we consider it to be an operating expense of our business. We consider Adjusted EBITDA to be an indicator of operating performance, which we use to measure our ability to service debt, fund capital expenditures and expand our business. We also use Adjusted EBITDA, as do analysts, lenders, investors and others, because this measure exclude certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA and Adjusted EBITDA also exclude depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies. We believe Adjusted EBITDA is useful as an indicator of operating performance because it allows for period-over-period comparisons of our on-going core operations before the impact of the excluded items. Adjusted EBITDA also facilitates comparison by us, analysts, investors, and others, of results from our on-going core operations before the impact of these items with results from other vacation companies.

Adjusted EBITDA Margin and Segment Adjusted EBITDA Margin
We evaluate Adjusted EBITDA margin and Segment Adjusted EBITDA margin as indicators of operating performance. Adjusted EBITDA margin represents Adjusted EBITDA divided by the Company’s total revenues less cost reimbursement revenues. Segment Adjusted EBITDA margin represents Segment Adjusted EBITDA divided by the applicable segment’s total revenues less cost reimbursement revenues. We evaluate Adjusted EBITDA margin and Segment Adjusted EBITDA margin and believe it provides useful information to investors because it allows for period-over-period comparisons of our on-going core operations.
Free Cash Flow and Adjusted Free Cash Flow
We evaluate Free cash flow and Adjusted free cash flow as liquidity measures that provide useful information to management and investors about the amount of cash provided by operating activities after capital expenditures for property and equipment and the borrowing and repayment activity related to our securitizations, which cash can be used for, among other purposes, strategic opportunities, including acquisitions and strengthening the balance sheet. Adjusted free cash flow, which reflects additional adjustments to Free cash flow for the impact of transaction and integration charges, impact of borrowings available from the securitization of eligible vacation ownership notes receivable, and changes in restricted cash, allows for period-over-period comparisons of the cash generated by our business before the impact of these items. Analysis of Free cash flow and Adjusted free cash flow also facilitates management’s comparison of our results with our competitors’ results.